UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

bioAffinity Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

November 22, 2024

Dear Stockholder:

I am pleased to invite you to attend a Special Meeting of Stockholders of bioAffinity Technologies, Inc. on December 20, 2024, at 8:00 a.m. Central Time. The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

bioAffinity Technologies is committed to developing noninvasive diagnostics for lung cancer and other diseases of the lung. Our team of scientists and business professionals is driven by its mission to increase detection of cancer at early stage when accurate diagnosis leads to longer lives, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs. As President and Chief Executive Officer of bioAffinity Technologies, I am greatly encouraged by the growing adoption and use by physicians of our first test, CyPath® Lung, a noninvasive test for lung cancer, and of the technological advancements that our team continues to make in its fight to address the urgent need for noninvasive, early-stage diagnosis.

Whether or not you plan to attend the Special Meeting, your vote matters. We encourage you to promptly vote your shares by proxy over the internet, via telephone or by mail.

Your trust in our team and belief in our technology are invaluable. On behalf of our Board of Directors, our executive leadership team, and our dedicated team of scientists and businesspeople, we extend our sincerest gratitude for your continued support of and investment in bioAffinity Technologies.

Sincerely,

Maria Zannes
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2024

Notice is hereby given that bioAffinity Technologies, Inc. (“we,” “us,” or the “Company”) will host a Special Meeting of Stockholders on Friday, December 20, 2024, at 8:00 a.m. Central Time (the “Special Meeting”). The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. The Special Meeting is being held for the following purposes:

(1)	To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 2,724,230 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering, each of which closed on October 21, 2024 (the “Warrant Exercise Proposal”); and

(2)	To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”)

Stockholders of record at the close of business on November 15, 2024, are entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. A list of stockholders of record at the close of business on November 15, 2024, will be available for inspection by any stockholder for a period of ten days prior to the Special Meeting at our principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. In order to ensure the representation of a quorum at the Special Meeting, stockholders who do not expect to attend the Special Meeting are urged to vote as soon as possible. For information on how to vote your shares, please refer to the section of the Proxy Statement entitled “Questions and Answers About the Proxy Materials and the Special Meeting” and to the instructions provided in your proxy card or by your broker, bank, or other nominee.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

Dated: November 22, 2024

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on December 20, 2024

The proxy statement is available at www.proxyvote.com.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2024

GENERAL INFORMATION

The Board of Directors (the “Board”) of bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), is soliciting proxies to be used at a Special Meeting of Stockholders to be held on Friday, December 20, 2024, at 8:00 a.m. Central Time (the “Special Meeting”) at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. This proxy statement (this “Proxy Statement”) and the accompanying proxy card are posted on the internet at www.proxyvote.com, and will be mailed to our stockholders on or about November 22, 2024. If you previously requested electronic delivery of the proxy materials, you will be sent the proxy statement and the accompanying proxy card on or about November 22, 2024.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference

Approval of the issuance of up to an aggregate of 2,724,230 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering, each of which closed on October 21, 2024	FOR	7

Approval of the Adjournment Proposal	FOR	12

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

1

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors of bioAffinity Technologies, Inc. is soliciting your proxy to be used at the Special Meeting.

When and where will the Special Meeting be held?

The Special Meeting will be held on December 20, 2024, at 8:00 a.m. Central Time, at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

What do I need to do if I would like to attend the Special Meeting?

If you wish to attend the Special Meeting in person, you must present a valid form of photo identification, such as a driver’s license. If you are a beneficial owner of common stock that is held of record by a bank, broker, or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the Special Meeting.

What am I voting on at the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

Proposal No. 1: To consider and approve the issuance of up to an aggregate of 2,724,230 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering, each of which closed on October 21, 2024 (the “Warrant Exercise Proposal”).

Proposal No. 2: To consider and approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on the record date of November 15, 2024 (the “Record Date”), are entitled to vote at the Special Meeting or any postponement or adjournment thereof. As of the Record Date, there were 15,584,635 shares of the Company’s common stock, par value $0.007 per share (the “Common Stock”), outstanding.

2

How many votes per share of Common Stock held are stockholders entitled to?

Stockholders have one vote per share on all matters presented at the Special Meeting.

What is the difference between holding shares of Common Stock as a “stockholder of record” and holding shares in “street name”?

Shares held as a “stockholder of record” (also called a “registered holder”) are shares held directly in your name. Shares held in “street name” are shares held for you in an account with a broker, bank, or other nominee.

How do I vote my shares?

If you are a registered holder, you may vote:

●	By internet. Via the Internet at www.proxyvote.com;

●	By telephone. If you are located within the United States and Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

●	In person. You may vote in person at the Special Meeting.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card. Be sure to have your proxy card in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on December 19, 2024, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than December 19, 2024.

If you hold your shares in street name, you may vote:

●	By internet*. Via the Internet at www.proxyvote.com. To vote online, you will need your unique control number;

●	By telephone*. If you are located within the United States and Canada, call 1-800-454-8683 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

●	In person. To do so, you must request a legal proxy from your broker, bank, or other nominee and present it at the Special Meeting.

*Not all street name holders may be able to vote at the web address and phone number provided above.

3

If your shares are held in street name, please check the voting instruction form provided to you by your broker, bank, or other nominee for internet or telephone voting availability. If internet and/or telephone voting is available to a street name holder, such facilities will close at 11:59 p.m. Eastern Time on December 19, 2024. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form. Be sure to have your voting instruction form in hand and follow the instructions.

What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

All shares held by recordholders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board.

What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks, or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management supported. We believe that neither of the proposals at the Special Meeting will be treated by the New York Stock Exchange as a routine matter and both will be treated by the New York Stock Exchange as non-routine matters. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Since neither proposal will be deemed to be a “routine” matter broker non-votes will not occur at the Special Meeting.

4

What constitutes a quorum?

A quorum for the transaction of business at the Special Meeting requires representation, in person or by proxy, of the holders of thirty-four percent (34%) of the Company’s outstanding shares of Common Stock. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes

Proposal No. 1: Warrant Exercise Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

Proposal No. 2: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the Warrant Exercise Proposal (Proposal No. 1); and

●	“FOR” the Adjournment Proposal (Proposal No. 2).

Who will count the vote?

One or more inspectors of election at the Special Meeting will tabulate and certify the votes.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please submit your proxy for each set of proxy materials via the internet, telephone or by signing, dating, and returning the enclosed proxy card and/or voting instruction card in the enclosed envelope.

5

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, provided such statement is received no later than 11:59 p.m. Eastern Time on December 19, 2024;

●	voting again by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on December 19, 2024;

●	submitting a properly signed proxy card to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, with a later date that is received no later than 11:59 p.m. Eastern Time on December 19, 2024; or

●	attending and voting at the Special Meeting on December 20, 2024.

Your last vote is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting.

If you hold shares in street name, please refer to information from your bank, broker, or other intermediary on how to revoke or submit new voting instructions.

Who will pay for the cost of this proxy solicitation?

The Company will pay for the cost of soliciting proxies. Some of the Company’s directors, officers, or employees may (for no additional compensation) solicit proxies in person or by telephone, email, or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

6

PROPOSAL No. 1
THE WARRANT EXERCISE PROPOSAL

Background of the Warrant Exercise Proposal

We are seeking stockholder approval for the issuance of up to 2,724,230 shares of our Common Stock upon the exercise of common stock purchase warrants that were issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement (the “Concurrent Private Placement”), each of which closed on October 21, 2024, as contemplated by Nasdaq Listing Rules.

Registered Direct Offering and Concurrent Private Placement

On October 18, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which we issued to the Investors, (i) in a registered direct offering, 2,048,294 shares of Common Stock (the “Shares”), and (ii) in the Concurrent Private Placement, warrants (the “Investor Warrants”) to purchase an aggregate of 2,662,782 shares of Common Stock (the “Investor Warrant Shares”) with an initial exercise price of $1.50. Such registered direct offering and Concurrent Private Placement are collectively referred to herein as the “October Offering.” The October Offering closed on October 21, 2024 (the “Closing Date”).

We received aggregate gross proceeds from the October Offering of approximately $2,662,782, excluding any proceeds that may be received upon the exercise of the Investor Warrants and before deducting fees payable to WallachBeth Capital LLC (“WallachBeth”), as placement agent and other offering expenses payable by us. The Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 27, 2023. The issuance of the Investor Warrants, and the Investor Warrant Shares issuable upon exercise of the Investor Warrants, were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Investor Warrants will be exercisable commencing on the effective date of stockholder approval of the issuance of the Investor Warrant Shares issuable upon exercise of the Investor Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date.

Pursuant to the terms of the Purchase Agreement, until 45 days following the Closing Date, we agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. We have further agreed not to enter into an agreement involving any Variable Rate Transaction (as defined in the Purchase Agreement) until twelve (12) months following the Closing Date, provided however, that the prohibition on “at the market offerings” and equity lines of credit shall expire on the six-month anniversary of the Closing Date. In addition, each of our officers and directors have entered into lock-up agreements with us pursuant to which each of them has agreed not to, for a period of 60 days from the Closing Date, offer, sell, transfer or otherwise dispose of our securities, subject to certain exceptions.

7

We intend to use the proceeds of the October Offering for working capital and general corporate purposes, which may include laboratory test and therapeutic product development, general and administrative matters, and capital expenditures. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management have considerable discretion in the application of the net proceeds from the October Offering.

WallachBeth acted as the exclusive placement agent on a “reasonable best efforts” basis in connection with the October Offerings pursuant to that certain placement agency agreement, dated October 18, 2024, (the “Placement Agency Agreement”) by and between us and WallachBeth, and received a cash fee of 8.0% of the aggregate gross proceeds paid to us for the securities sold in the October Offerings and reimbursement of certain out-of-pocket expenses up to a maximum of $75,000. As additional compensation to WallachBeth, in connection with the October Offerings, we issued to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase an aggregate of 61,448 shares of Common Stock (the “Placement Agent Warrant Shares”), which is equal to approximately 3.0% of the number of shares issued in the registered direct offering, at an exercise price per share equal to $1.50, which is equal to the exercise price of the Investor Warrants. The Placement Agent Warrants have substantially the same terms as the Investor Warrants, except that they were immediately exercisable upon issuance and expire on the five-year anniversary of the date of issuance.

In addition, pursuant to the terms of the Placement Agency Agreement: (i) WallachBeth has a right of first refusal for a period of six months after the Closing Date to participate in each and every future public and private equity and debt offerings of ours, or any successor to or any subsidiary of ours in any U.S. stock exchange during such six month period, and (ii) if we, within twelve (12) months after the Closing Date, effect a sale of any securities with a party brought “over-the-wall” by WallachBeth in connection with the October Offering, we will pay to WallachBeth the same cash discount and will issue to WallachBeth placement agent warrants exercisable for such number of shares equal to 3.0% of the securities issued in such offering upon the completion of such transaction.

Pursuant to the Purchase Agreement, we agreed to file a resale registration statement on Form S-1 to register the resale of the Investor Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have such registration statement declared effective by the Commission and to keep such registration statement effective at all times until the Investor no longer owns any Investor Warrants or Investor Warrant Shares.

The Investor Warrants and the Placement Agent Warrants are collectively referred to as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.”

8

Terms of the Investor Warrants

The Investor Warrants will be exercisable commencing on the Stockholder Approval Date and will expire on the fifth anniversary of the Stockholder Approval Date. We have agreed to hold a special meeting of stockholders at the earliest practicable date after the Closing Date, but in no event later than ninety (90) days after the Closing Date for the purpose of obtaining Stockholder Approval (as defined below), if required to effect the purpose thereof, with the recommendation of the Company’s Board of Directors that such proposal be approved. We further agreed to solicit proxies from our stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and that all management-appointed proxyholders would vote their proxies in favor of such proposal. We agreed to use our reasonable best efforts to obtain the Stockholder Approval and to request that our officers and directors cast their proxies in favor of the proposal. If we do not obtain Stockholder Approval at the first meeting, we will call a meeting every six months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Investor Warrants are no longer outstanding. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) (the “Nasdaq”) from the stockholders of the Company to consent to any exercise of the Investor Warrants and issuance of the Investor Warrant Shares.

If at any time after the later of (i) the six-month anniversary of the Closing Date, and (ii) the Stockholder Approval Date, a registration statement registering the issuance of the Investor Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Investor Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Investor Warrants.

The exercise price of the Investor Warrants, and the number of Investor Warrant Shares, is subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the Investor Warrants. In addition, the Investor Warrants provide that the Company may also, at any time during the term of the Investor Warrants, subject to the prior written consent of the holder, voluntarily reduce the then current exercise price to any amount and for any period of time, subject to the rules and regulations of Nasdaq.

A holder will not have the right to exercise any portion of the Investor Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

9

In the event of a Fundamental Transaction (as such term is defined in the Investor Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Investor Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Investor Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of the Investor Warrants, will be obligated to purchase any unexercised portion of the Investor Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Investor Warrants have the right to require the Company or a successor entity to redeem the Investor Warrants for cash in the amount of the Black Scholes Value (as defined in the Investor Warrants) of the unexercised portion of the Investor Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a fundamental transaction which is not in our control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Investor Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Investor Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Investor Warrants or by virtue of such holder’s ownership of shares of our Common Stock, a holder of Investor Warrants will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises such warrant.

Support Agreements

Certain of our stockholders holding in excess of 16% of our outstanding shares of Common Stock have entered into a Support Agreement, pursuant to which such stockholders have agreed, at every meeting of the holders of our Common Stock that our stockholders are requested to vote upon a proposal to approve the exercise in full of the Investor Warrants and the issuance of the Investor Warrant Shares upon exercise of the Investor Warrants, to vote all of the shares of Common Stock that they own in favor of the warrant exercise proposal as well as any proposal to approve an adjournment of any such meeting of the Company’s stockholders for purposes of obtaining further votes in favor of the warrant exercise proposal that are at any time or from time-to-time presented for consideration to the Company’s stockholders.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on Nasdaq and trades under the ticker symbol “BIAF.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The average closing price of our Common Stock for the five trading days immediately preceding the signing of the Purchase Agreement and the Placement Agency Agreement, was $2.01 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Investor Warrants are not exercisable until Stockholder Approval is obtained.

10

We are seeking stockholder approval for the issuance of up to an aggregate of 2,724,230 shares of our Common Stock upon the exercise of the Warrants. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $4.0 million in gross proceeds upon the exercise of the 2,662,782 Investor Warrants, if exercised for cash at the initial exercise price ($4.1 million including the 61,448 Placement Agent Warrants). Loss of these potential funds could adversely impact our ability to fund our operations.

As discussed above, the exercise price of the Investor Warrants is subject to adjustment, including voluntarily by the Company at any time during the term of the Investor Warrants, subject to the prior written consent of the holder, for any period of time, subject to the rules and regulations of Nasdaq. Therefore, if we should reduce the exercise price of the Investor Warrants, the gross proceeds received by us from the exercise of the Investor Warrants may be less than $4.0 million, and approval of this proposal is an approval of the issuance of up to an aggregate of 2,662,782 shares of our Common Stock pursuant to the Investor Warrants at the initial exercise price as well as an unknown lower exercise price and up to an aggregate of 61,448 shares of our Common Stock pursuant to the Placement Agent Warrants at the initial exercise price which is also subject to adjustment.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval to issue up to an aggregate of 2,724,230 Warrant Shares upon exercise of the Warrants.

Potential Consequences if the Warrant Exercise Proposal is Not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal will mean that we (i) cannot permit the exercise of the Investor Warrants and (ii) may incur substantial additional costs and expenses.

Each Investor Warrant has an initial exercise price of $1.50 per share. Accordingly, we could realize an aggregate of up to approximately $4.0 million in gross proceeds if all of the Investor Warrants were exercised for cash ($4.1 million including the Placement Agent Warrants).

In addition, in connection with the Concurrent Private Placement and the issuance of the Investor Warrants, we have agreed to hold a special meeting of stockholders at the earliest practicable date, but in no event later than ninety (90) days after the Closing Date, for the purpose of obtaining Stockholder Approval and to seek stockholder approval every six (6) months thereafter until the earlier of the date our stockholders approve the issuance of the Investor Warrant Shares or the Investor Warrants are no longer outstanding. Accordingly, if our stockholders do not approve the Warrant Exercise Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could materially and adversely impact our ability to fund our operations, advance our clinical trials, and develop and commercialize our diagnostic tests or therapeutic product candidate.

Potential Adverse Effects of the Approval of the Warrant Exercise Proposal

If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future to the extent that the Company issues Warrant Shares upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 2,724,230 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL.

11

PROPOSAL No. 2
THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if at the Special Meeting, the number of votes represented by shares of our Common Stock, present or represented and voting in favor of the Warrant Exercise Proposal, is insufficient to approve the Warrant Exercise Proposal or establish a quorum, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the Warrant Exercise Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

Vote Required

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Adjournment Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE ADJOURNMENT PROPOSAL.

12

SECURITY OWNERSHIP OF CERTAIN BENEficial owners and MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date, November 15, 2024, by (i) each person known to the Company to beneficially own more than 5% of any class of the Company’s outstanding voting securities, (ii) each director, (iii) each of our named executive officers, and (iv) all of the Company’s directors and current executive officers as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and warrants were deemed outstanding if such securities are currently exercisable or will vest within 60 days of the Record Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of beneficial ownership of the Company’s Common Stock is based on 15,584,635 shares of Common Stock outstanding as of November 15, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

Name and Address(1)	Number of Shares of Common Stock	Percent of Class
Directors and Executive Officers:
Maria Zannes(2)	403,312	2.56%
Michael Dougherty (3)	18,578	*
Steven Girgenti(4)	1,791,266	10.99%
Robert Anderson(5)	223,215	1.43%
Stuart Diamond(6)	126,228	*
Jamie Platt(7)	54,748	*
Peter Knight(8)	186,022	1.19%
Gary Rubin(9)	2,431,387	14.93%
Roby Joyce(10)	669,744	4.29%

All Directors and Current Executive Officers as a Group (11 Individuals): (11)	6,100,995	35.12%

Five Percent Holders:
The Harvey Sandler Revocable Trust(12)	2,235,514	13.77%

*	Ownership of less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o bioAffinity Technologies, Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

13

(2)	Includes (i) 243,322 shares of Common Stock owned by Ms. Zannes, including 28,498 shares of unvested restricted stock as to which Ms. Zannes has the right to vote, but not to dispose; (ii) 56,422 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (iii) 103,568 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(3)	Includes 18,578 shares of Common Stock issued to Mr. Dougherty as restricted stock, which were vested upon his resignation as our Chief Financial Officer effective as of September 16, 2024, at which time 65,625 shares of unvested restricted stock were forfeited.

(4)	Includes (i) 1,065,149 shares of Common Stock owned by Mr. Girgenti, including 105,585 shares of unvested restricted stock as to which Mr. Girgenti has the right to vote, but not to dispose; (ii) 39,281 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; (iii) 669,549 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Girgenti that are currently exercisable; (iv) 8,955 shares of Common Stock owned directly by the Cranye Girgenti Testamentary Trust; and (v) 8,332 shares of Common Stock issuable upon the exercise of warrants owned by the Cranye Testamentary Trust that are currently exercisable. Mr. Girgenti serves as the trustee of the Cranye Girgenti Testamentary Trust. As trustee, Mr. Girgenti has sole voting and dispositive power over the shares held by the Cranye Girgenti Testamentary Trust.

(5)	Includes (i) 163,936 shares of Common Stock owned by Mr. Anderson, including 22,523 shares of unvested restricted stock as to which Mr. Anderson has the right to vote, but not to dispose; (ii) 39,281 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (iii) 19,998 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(6)	Includes (i) 99,088 shares of Common Stock owned by Mr. Diamond, including 22,523 shares of unvested restricted stock as to which Mr. Diamond has the right to vote, but not to dispose; (ii) 7,142 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (iii) 19,998 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(7)	Includes (i) 54,748 shares of Common Stock owned by Dr. Platt, including 22,523 shares of unvested restricted stock as to which Dr. Platt has the right to vote, but not to dispose.

(8)	Includes (i) 117,455 shares of Common Stock owned by Mr. Knight, including 22,523 shares of unvested restricted stock as to which Mr. Knight has the right to vote, but not to dispose; (ii) 28,568 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (iii) 39,999 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(9)	Includes (i) 146,597 shares of Common Stock owned by Mr. Rubin, including 22,523 shares of unvested restricted stock as to which Mr. Rubin has the right to vote, but not to dispose, (ii) 32,139 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; (iii) 17,137 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable; (iv) 1,584,144 shares of Common Stock owned by the Harvey Sandler Revocable Trust; and (v) 651,370 shares of Common Stock issuable upon the exercise of warrants owned by the Harvey Sandler Revocable Trust that are currently exercisable. As described in footnote 12, Mr. Rubin serves as a co-trustee of the Harvey Sandler Revocable Trust. As a co-trustee, Mr. Rubin has the sole power to vote and dispose of the shares held by the Harvey Sandler Revocable Trust.

(10)	Includes (i) 66,615 shares of Common Stock owned by Dr. Joyce, including 22,523 shares of unvested restricted stock as to which Dr. Joyce has the right to vote, but not to dispose, (ii) 583,130 shares of Common Stock owned by the Joyce Living Trust; and (iii) 19,999 shares of Common Stock issuable upon the exercise of warrants held by the Joyce Living Trust that are currently exercisable. Dr. Joyce is a co-trustee of the Joyce Living Trust, together with his wife, Joyce M. Joyce. As a co-trustee, Dr. Joyce has the sole power to vote and dispose of the shares held by the Joyce Living Trust.

(11)	Includes: (i) 222,827 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable; and (ii) 1,564,610 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable.

(12)	Includes: (i) 1,584,144 shares of Common Stock owned by the Harvey Sandler Revocable Trust; and (ii) an aggregate of 651,370 shares of Common Stock issuable upon exercise of warrants owned by the Harvey Sandler Revocable Trust that are currently exercisable. Mr. Rubin serves as co-trustee of the Harvey Sandler Revocable Trust, together with Andrew Sandler, each of whom may act unilaterally with regard to voting and dispositive power over the shares held by the Harvey Sandler Revocable Trust. The Harvey Sandler Revocable Trust has an address at 2080 NW Boca Raton Blvd., Ste 2, Boca Raton, FL 33431.

14

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholder proposals intended to be included in the Company’s proxy statement relating to the 2025 Annual Meeting must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that the notice be received at the Company’s principal executive office not less than 120 calendar days before the one-year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, and accordingly must be received in writing by the Company at its principal executive office at the address set forth above no later than December 15, 2024.

In connection with the Company’s next annual meeting, stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.12 of the Company’s By-laws, which provides that nominations or other business at an annual meeting of stockholders may be made (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in Article II, Section 2.12 of the By-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.12.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, and not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The anniversary of this year’s annual meeting will be Wednesday, June 4, 2025. Thus, a stockholder notice must be received by the Company no later than March 6, 2025, and no earlier than February 4, 2025. If the date of the 2025 Annual Meeting is changed, these dates may change. Such stockholder’s notice is required to set forth, as to each matter the stockholder proposes to bring before an annual meeting, certain information specified in the By-laws and, to the extent applicable, required by Rule 14a-19 under the Exchange Act. A copy of the By-laws of the Company may be obtained from the Secretary of the Company at the address set forth above.

In addition to satisfying the foregoing advance notice requirements under the Company’s By-laws, to comply with the universal-proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than April 5, 2025.

15

Householding

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

Street-name stockholder who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

16

bioAffinity TECHNOLOGIES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59694-S01604

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOAFFINITY TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 1 AND 2.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Special Meeting shall have and may exercise all the powers hereby granted.

The undersigned acknowledges receipt of our Notice of Special Meeting of Stockholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date